Exhibit 10.16

FLUENCE ENERGY, INC. 2021 INCENTIVE AWARD PLAN
STOCK OPTION GRANT NOTICE
Capitalized terms not specifically defined in this Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of Fluence Energy, Inc. (the “Company”).
The Company hereby grants to the participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the special provisions for the Participant’s country of residence, if any, attached to the Agreement as Annex A-1 (the “Foreign Annex”), the terms of which are incorporated into this Grant Notice by reference.
The individual grant notice within the electronic Agreement provides grant details such as Participant Name, Grant Date, Exercise Price per Share, Shares Subject to the Option and Vesting Commencement Date. The Option shall expire on the tenth anniversary of the Grant Date.
Vesting Schedule:

Type of Option:	Incentive Stock Option Non-Qualified Stock Option

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, and the Agreement. Participant has reviewed the Plan, this Grant Notice, and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice, or the Agreement.

FLUENCE ENERGY, INC.	PARTICIPANT
By:	Electronic Grant Acceptance in Computershare
Name:	Participant Name
Title:

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EXHIBIT A
STOCK OPTION AGREEMENT
ARTICLE I.
GENERAL
Section 1.1    Award of Options. The Company has granted to the Participant the Option to purchase any part or all of an aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in the Plan. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to Company.
Section 1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement, the Grant Notice and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement or the Grant Notice, the terms of the Plan will control.
ARTICLE II.
EXERCISE PRICE
Section 2.1    Exercise Price. The exercise price per Share of the Shares subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.
ARTICLE III.
PERIOD OF EXERCISABILITY
Section 3.1    Commencement of Exercisability.
(a)    Subject to Sections 3.2, 3.3, 5.9 and 5.14, the Option will vest and become exercisable according to the vesting schedule in the Grant Notice, except that any fraction of an Option that would otherwise vest and become exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated.
(b)    Unless (a) specified in the Grant Notice or in any severance plan or policy sponsored or maintained by the Company to which Participant is subject, (b) as otherwise determined by the Administrator or (c) as provided in a binding written agreement between Participant and the Company, any portion of the Option that has not become vested and exercisable on or prior to the Termination of Service shall be forfeited upon the Termination of Service and shall not thereafter become vested or exercisable.
Section 3.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.
Section 3.3    Expiration of Option. Except as the Administrator may otherwise approve, the Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)    The expiration date set forth in the Grant Notice; provided that such expiration date shall not be later than the tenth (10th) anniversary of the Grant Date;
(b)    The expiration of six (6) months from Participant’s Termination of Service for any reason other than (i) due to death or Disability, (ii) at any time when the Participant is Retirement Eligible and no facts or circumstances exist that could constitute Cause or (iii) by Company for Cause;
A-1

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(c)    Immediately upon the Participant’s Termination of Service by Company for Cause or by Participant at any time when facts or circumstances exist that could constitute Cause; and
(d)    The expiration of twelve (12) months from Participant’s Termination of Service due to death or Disability.
Section 3.4    Tax Withholding. Notwithstanding any other provision of this Agreement and without limiting any rights under the Plan:
(a)    The Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with the Option by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant.
(b)    Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Option. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company does not commit and is under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
EXERCISE OF OPTION
Section 4.1    Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any Person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.
Section 4.2    Partial Exercise. Subject to Section 5.2, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.
Section 4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other Person designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof.
(a)    An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;
(b)    The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.4 that is acceptable to the Administrator;
(c)    The payment of any applicable withholding tax in accordance with Section 3.4;
(d)    Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with Applicable Law; and
(e)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any Person or Persons other than Participant, appropriate proof of the right of such Person or Persons to exercise the Option.

Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
Section 4.4    Method of Payment. Subject to Section 10.8 of the Plan, any Company insider trading policy (including blackout periods) and Applicable Laws, payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:
(a)    Cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b)    If there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c)    To the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d)    To the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)    To the extent permitted by the Administrator, delivery of any other property that the Administrator determines is good and valuable consideration; or
(f)    Or the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
Section 4.5    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 4.4, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 3.4 by the Company with respect to which the applicable withholding obligation arises.
Section 4.6    Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Article VIII of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE V.
OTHER PROVISIONS

Section 5.1    Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
Section 5.2    Whole Shares. The Option may only be exercised for whole Shares.
Section 5.3    Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
Section 5.4    Adjustments. The Administrator may accelerate the vesting of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Article VIII of the Plan.
Section 5.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (to Participant only) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 5.6    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 5.7    Electronic Signature and Delivery. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by the U.S. Securities and Exchange Commission rules. Without limiting the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Section 5.8    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to

Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
Section 5.9    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material respect without the prior written consent of Participant.
Section 5.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.3 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
Section 5.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
Section 5.12    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or shall interfere with or restrict in any way the rights of the Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between the Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
Section 5.13    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
Section 5.14    Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A and shall be interpreted consistent with such intent. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Option either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
Section 5.15    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
Section 5.16    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the right to receive Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

Section 5.17    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
Section 5.18    Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 9.5 of the Plan or the payment of the Exercise Price as provided in Section 4.4(b): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or Exercise Price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or Exercise Price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s withholding obligation.
Section 5.19    Clawback. The Option shall at all times be subject to any clawback or similar policies or programs established by the Company, as may be amended from time to time (each, a “Clawback Policy”). In addition (and without limiting the Company’s rights and the Participant’s obligations under any Clawback Policy), to the extent required by applicable law or the rules and regulations of the Nasdaq Global Market or any other securities exchange or interdealer quotation on which the Common Stock is listed or quote, the Option shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement) and, upon request by the Company, Participant shall execute an acknowledgment with respect to any applicable Clawback Policy.
Section 5.20    Incentive Stock Options. Participant acknowledges that to the extent the aggregate Fair Market Value of Shares (determined as of the time the option with respect to the Shares is granted) with respect to which Incentive Stock Options, including this Option (if applicable), are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such Incentive Stock Options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such Incentive Stock Options shall be treated as Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.
Section 5.21    Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
Section 5.22     Special Provisions for Options Granted to Participants Outside the U.S. If the Participant performs services for the Company outside of the United States, the Options shall be subject to the special provisions, if any, for the Participant’s country of residence, as set forth in the Foreign Annex. If the Participant relocates to the country included in the Foreign Annex during the life of the Options, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on the Options and the Shares, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
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